Calculation of Filing Fee Tables
S-8
Arbutus Biopharma Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, without par value, reserved for issuance under the Arbutus Biopharma Corporation 2026 Omnibus Share and Incentive Plan	Other	16,300,000	$ 4.29	$ 69,927,000.00	0.0001381	$ 9,656.92
Total Offering Amounts:						$ 69,927,000.00		$ 9,656.92
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9,656.92
Offering Note
[1]	(a) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from share splits, share dividends or similar transactions. (b) The Amount Registered represents 16,300,000 common shares, without par value (the "Common Shares"), of Arbutus Biopharma Corporation (the "Registrant") available for issuance under the Arbutus Biopharma Corporation 2026 Omnibus Share and Incentive Plan, which Plan was approved by the Registrant's shareholders at the Registrant's 2026 Annual General and Special Meeting of Shareholders on May 26, 2026. (c) The proposed Maximum Aggregate Offering Price per unit is estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for purposes of calculating the registration fee based on the average of the high and low sales price per Common Share as reported on the Nasdaq Global Select Market on June 3, 2026, which date is a date within five business days of the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources